Exhibit B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 14, 2014, by and among Milestone Scientific Inc., a Delaware corporation (“Company”), and BP4 S.r.l., an Italian corporation (the “Purchaser”).

WHEREAS, this Agreement is made pursuant to an Investment Agreement, dated as of April 15, 2014 (the “Investment Agreement”). Capitalized terms used and not otherwise defined herein that are defined in the Investment Agreement shall have the meanings given such terms in the Investment Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. Registration.

(a) Piggyback Registration Rights. If, at any time on or after May 14, 2019, there is not an effective Registration Statement covering the Registrable Securities, and the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act, or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) then the Company shall send to the Purchaser a written notice of such determination at least twenty (20) days prior to the filing of any such Registration Statement and shall include in such Registration Statement the Registrable Securities for resale and offer on a continuous basis pursuant to Rule 415; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, or (iii) if all of the Registrable Securities of the Purchaser cannot be so included due to Commission Comments, then the Company may reduce, in accordance with the provisions of Section 1(b) hereof, the number of securities covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415.

(b) Cutback Provisions. In the event all of the Registrable Securities cannot be included in a Registration Statement due to Commission Comments or underwriter cutbacks, the Company and the Purchaser agree that securities shall be removed from such Registration Statement in the following order until no further removal is required by Commission Comments or underwriter cutbacks:

(i) If the Registration Statement includes any securities to be offered for the account of the Company, then

(A) First, any securities held by any Person whose securities are included thereon pursuant to any registration rights now in effect or hereafter in effect, other than the Company and Purchaser; and

(B) Second, that number of the Registrable Securities held by the Purchaser necessary to permit the Registration Statement to be declared effective in accordance with the Commission Comments.

(ii) If the Registration Statement does not include any securities to be offered for the account of the Company and includes only those securities to be offered by any other Person and the Purchaser, then there will be removed that number of securities of the other Person and of the Registrable Securities that is pro rata to the aggregate number of securities of the other Person and the Registrable Securities initially intended to be included on the Registration Statement.

(c) Mandatory Registrations. In the event all of the Registrable Securities of the Purchaser are not included in a Registration Statement due to Commission Comments or underwriter cutbacks, the Company shall use commercially reasonable efforts to prepare and file an additional Registration Statement (the “Follow-up Registration Statement”) with the Commission within sixty (60) days following the effectiveness of the previously filed Registration Statement; provided, however, that the time period for filing the Follow-up Registration shall be extended to the extent that the Commission publishes written Commission Guidance or the Company receives written Commission Guidance which provides for a longer period before a Follow-up Registration Statement may be filed. The Follow-up Registration Statement shall cover the resale of all of the Registrable Securities that were excluded from any previously filed Registration Statement. In the event that all of the Registrable Securities have not been registered in a Registration Statement after the Follow-up Registration Statement has been declared effective, the Company shall use commercially reasonable efforts thereafter to register any remaining unregistered Registrable Securities.

2. Demand Registration Rights. Commencing on May 14, 2019, the Purchaser shall have the right, by written notice to the Company (the “Demand Notice”), to request the Company to register for resale Registrable Securities included by the Purchaser in the Demand Notice under and in accordance with the provisions of the Securities Act by filing with the Commission a Registration Statement covering the resale of such Registrable Securities on a continuous basis pursuant to Rule 415 (the “Demand Registration Statement”); provided; however, in no event shall the Company be obligated to file more than two (2) Demand Registration Statements pursuant to this Section 2. The Demand Registration Statement required hereunder shall be on any form of registration statement then available for the registration of the Registrable Securities. The Company will use its commercially reasonable efforts to file the Demand Registration Statement within 45 days of the receipt of the Demand Notice, provided if the Demand Notice is given within the 45 days after the prior fiscal year end, then the Company will use its reasonably commercial efforts to file the Demand Registration Statement within 105 days of the fiscal year end of the Company. With respect to any such Demand Registration Statement, the Company shall have the right to select one or more underwriters, subject to the Purchaser’s consent, which consent shall not be unreasonably withheld or conditioned, and the Company and Purchaser shall enter into a customary underwriting agreement with such underwriter(s).

3. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall have the following obligations:

(a) The Company shall use its commercially reasonable efforts to cause each Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date when all Registrable Securities covered by such Registration Statement have been sold; or (ii) one (1) year from the effective date of the Registration Statement (the “Effectiveness Period”).

(b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Effectiveness Period, to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission, and not to contain any untrue statement of a material fact or omit to state a material fact necessary to make each statement contained therein, in light of the circumstances in which they were made, not misleading.

(c) The Company shall furnish to the Purchaser, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by the Purchaser, and all exhibits to the extent requested by the Purchaser (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(d) The Company shall use its commercially reasonable efforts to (i) register or qualify or cooperate with the selling Purchaser in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Purchaser under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser reasonably requests in writing; (ii) keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period; and (iii) do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(e) The Company shall use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) The Company shall notify the Purchaser (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made), as promptly as reasonably possible, of the occurrence of any event that makes any statement made in a Registration Statement or Prospectus untrue in any material respect or that requires any revisions to a Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company shall promptly notify the Purchaser (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, and (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information.

(h) If requested by the Purchaser, the Company shall cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Investment Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any the Purchaser may request.

(i) The Company shall otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder, including without limitation naming the Purchaser as a selling security holder in the applicable Registration Statement and the related prospectus in such manner as to permit the Purchaser to deliver such prospectus to purchasers of Registrable Securities.

(j) Upon the occurrence of any event contemplated by Section 3(f), as promptly as reasonably possible under the circumstances, taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, the Company shall prepare and file a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Purchaser to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Purchaser shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(j) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period (subject to an aggregate 60-day maximum duration).

(k) Notwithstanding the obligations to register the Registrable Securities under Sections 1 and 2 above, if the Company furnishes to the Purchaser a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than forty-five (45) days after the request of the Purchaser is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(l) In connection with any underwritten offerings of the Registrable Securities, the Company will enter into and perform customary agreements with the underwriters of the Registrable Securities, which underwriters shall be reasonably acceptable to the Company, and the Company will take such other commercially reasonable actions to expedite or facilitate the disposition of the Registrable Securities in such underwritten offering, and will provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other informational meetings organized by the underwriters and obtaining opinions of counsel for the Company and “comfort” letters from the independent certified public accountants of the Company in reasonably acceptable and customary form and reasonably satisfactory to the underwriters.

4. Obligations of the Purchaser.

(a) At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Purchaser in writing of the information the Company requires from the Purchaser if the Purchaser’s Registrable Securities are to be included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Purchaser, by the Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Sections 3(e) or 3(f) or receipt of notice that no supplement or amendment is required.

(d) The Purchaser covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. Registration Expenses. All expenses reasonably attributable to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (including discounts, commissions and placement agent fees) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Purchaser; provided, however, that if the applicable registration statement includes securities other than Registrable Securities owned by the Purchaser, Registration Expenses shall be allocable between the Purchaser and the Company in proportion of the number of Registrable Securities included in the relevant Registration Statement as a percentage of all securities registered. The Company will bear its expenses of compliance with the Securities Exchange Act generally and the internal expenses of its annual audit and periodic review of its financial statements.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) The Company shall indemnify and hold harmless the Purchaser, the officers, directors, members, partners, agents and employees of, and each Person, if any, who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(f), the use by the Purchaser of a Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Purchaser.

(b) In connection with any Registration Statement in which the Purchaser is participating, each the Purchaser shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Purchaser’s failure to comply with any applicable prospectus delivery requirements of the Securities Act through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Purchaser to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to the Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Purchaser expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(f), to the extent, but only to the extent, related to the use by the Purchaser of an outdated, defective or otherwise unavailable Prospectus after the Company has notified the Purchaser in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Purchaser. In no event shall the liability of the Purchaser under this Section 6(b) be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any action or proceeding (a “Proceeding”) shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that the Indemnifying Party is prejudiced in its ability to defend such action.

(d) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses, (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Assignment of Registration Rights. The Purchase may not assign its rights under this Agreement without the prior written consent of the Company.

9. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

10. Listing on Approved Market. If at the time of conversion of the Series A Preferred Stock, the Common Stock is listed on an Approved Market, the Company will, if permitted by the rules of such Approved Market, cause to be listed or quoted on such exchange or automated quotation system, all shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

11. Definitions.

(a) “Approved Market” means the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, NYSE Amex, or the NYSE.

(b) “Commission” means the Securities and Exchange Commission

(c) “Commission Comments” means written comments, including those pertaining solely to Rule 415, which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Purchaser, to a filed Registration Statement, which limit the amount of shares which may be included therein to a number of shares that is less than such amount sought to be included thereon as filed with the Commission.

(d) “Commission Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, and (ii) the Securities Act.

(e) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(f) “Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

(g) “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(h) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(i) “Registrable Securities” means (i) the shares of Common Stock sold to the Purchaser pursuant to the Investment Agreement; (ii) the Series A Conversion Shares then issued or issuable; and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing shares of Common Stock and Series A Conversion Shares; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and notwithstanding anything to the contrary in this Agreement, the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) to the extent that (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have actually been disposed of by the Purchaser in accordance with such effective Registration Statement, (b) such Registrable Securities have actually been disposed of by the Purchaser in accordance with Rule 144, or (c) the Registrable Securities owned beneficially by the Purchaser in the aggregate (including Series A Conversion Shares) represent less than 4.99% of the total number of shares of Common Stock issued and outstanding, calculated in accordance with the determination of beneficial ownership set forth in Rule 13d-3, promulgated under the Securities Exchange Act, and all such Registrable Securities are then eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent.

(j) “Registration Statement” means any registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

(k) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration.

(l) “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(m) “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(n) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(o) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

12. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Investment Agreement.

(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(d) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(e) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

[signature pages follow immediately]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

MILESTONE SCIENTIFIC INC.

By:	/s/ Leonard A. Osser
Name: Leonard A. Osser
Title: Chief Executive Officer

PURCHASER:

BP4 S.r.l.

By:	/s/ Giandomenico Trombetta
Name: Giandomenico Trombetta
Title: Director

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